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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 24, 2003
                                                 ----------------------------


                          ONE LIBERTY PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          MARYLAND                     0-11083                  13-3147497
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(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)      (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)



60 CUTTER MILL ROAD, SUITE 303, GREAT NECK, NEW YORK                 07004
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (516) 466-3100
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 9.  REGULATION FD DISCLOSURE.


     One Liberty Properties, Inc. (the "Company") expects that the following information, which previously has not been publicly disclosed, will be disclosed to certain persons:

     On September 24, 2003, the Company entered into a contract to purchase a property located in a suburb of Minneapolis, Minnesota that has an aggregate of 359,000 square feet of rentable space and is currently rented to Unisys Corporation pursuant to a net lease expiring in 2012. The Company will pay approximately $25,450,000 plus closing costs for the property. The closing of the acquisition will be subject to, among other things, completion of the Company's due diligence.

     On October 3, 2003, the Company acquired 50% of the interest in one of the Company's movie theater joint ventures held by Greenwood Properties Corp., an affiliate of the real estate group of Deutsche Bank AG. MTC Investors LLC, the Company's co-venturer with Greenwood Properties, purchased the remaining 50% interest of Greenwood Properties in the joint venture. The aggregate purchase price for the interest of Greenwood Properties was approximately $13,783,000. As a result of the transaction, the Company and MTC Investors LLC each own a 50% interest in the Company's two movie theater joint ventures.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ONE LIBERTY PROPERTIES, INC.

Date: October 14, 2003                          By:  /s/ Mark H. Lundy
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                                                     Mark H. Lundy
                                                     Vice President